Exhibit 99.1

     First Cash Financial Services Announces Share Repurchase Authorization


    ARLINGTON, Texas, July 15 /PRNewswire-FirstCall/ -- First Cash Financial Services, Inc. (Nasdaq: FCFS) today announced that its Board of Directors has approved the repurchase of up to 1,600,000 shares of First Cash common stock depending on prevailing market conditions. This is the only stock repurchase currently authorized and represents approximately 10% of the Company's total outstanding shares, at its maximum.

    "With our growth, outstanding financial performance and strong balance sheet, this repurchase program underscores our confidence in First Cash's future," said Rick Powell, Chairman and Chief Executive Officer of First Cash. "This provides us a tremendous opportunity to maximize the intrinsic value of First Cash shares for our shareholders while maintaining the Company's flexibility for strategic investment and expansion alternatives."

    Purchases under the Company's stock repurchase program may be made from time-to-time, in the open market, through block trades or otherwise, and in privately negotiated transactions. Depending on market conditions and other factors, these purchases may be commenced or suspended at any time or from time-to-time without prior notice.


    Business Description

    First Cash Financial Services, Inc. is engaged in the operation of pawn and check cashing/short-term advance stores, which lend money on the collateral of pledged personal property, retail previously-owned merchandise acquired through loan forfeitures, and provide short-term loans, check cashing and other financial services. The Company currently owns and operates over 260 pawn and check cashing/short-term advance stores in eleven states and Mexico. First Cash Financial Services is also an equal partner in Cash & Go, Ltd., a joint venture, which owns and operates 40 financial services kiosks located inside convenience stores. First Cash's common stock is traded on the Nasdaq Stock Market under the ticker symbol "FCFS" and it is a component company in the Russell 2000 Index.

    First Cash was recently ranked 25th by Fortune Small Business magazine on the "FSB 100: America's Fastest-Growing Small Public Companies." In addition, First Cash has been recognized for two consecutive years by Forbes magazine as one of the "200 Best Small Companies." The 2003 ranking, which is based on a combination of profitability and growth performance measures over the most current one and five year periods, placed First Cash 73rd out of 3,500 companies evaluated by Forbes.


    Forward-Looking Statements

    This release may contain forward-looking statements about the business, financial condition and prospects of First Cash Financial Services, Inc. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "projects," "expects," "may," "estimates," "should," "plans," "intends," or "anticipates" or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy. Forward-looking statements in this release include, without limitation, intent to repurchase Company stock and continuation, suspension and/or termination of the share repurchase plan. These statements are made to provide the public with management's assessment of the Company's business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to release any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstance on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company, but may include changes in regional, national or international economic conditions, the ability to open and integrate new stores, the ability to maintain favorable banking relationships as it relates to short-term lending products, changes in governmental regulations, unforeseen litigation, changes in interest rates, changes in tax rates or policies, changes in gold prices, changes in foreign currency exchange rates, future business decisions, and other uncertainties.


SOURCE  First Cash Financial Services, Inc.
    -0-                             07/15/2004
    /CONTACT: Rick Wessel, President, or Doug Orr, Chief Financial Officer, both of First Cash Financial Services, Inc., +1-817-460-3947, or investorrelations@firstcash.com /
    /Web site:  http://www.firstcash.com /
    (FCFS)

CO:  First Cash Financial Services, Inc.
ST:  Texas
IN:  FIN REA
SU:  ERN ERP